As filed with the Securities and Exchange Commission on April 1, 2016

File No. 811-22793

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 10	☒

INVESCO SECURITIES TRUST

(Exact Name of Registrant as Specified in Charter)

11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173

(Address of Principal Executive Offices)( Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 626-1919

John M. Zerr, Esquire

11 Greenway Plaza, Suite 1000, Houston, Texas 77046

(Name and Address of Agent for Service)

Copies to:

Peter Davidson Esquire Invesco Advisers, Inc. 11 Greenway Plaza, Suite 1000 Houston, Texas 77046	E. Carolan Berkley, Esquire Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, Pennsylvania 19103-7018

EXPLANATORY NOTE

This Post-Effective Amendment No. 10 to the Registration Statement of Invesco Securities Trust (the “Registrant”) on Form N-1A incorporates herein the Prospectus and Statement of Additional Information of the Invesco Balanced-Risk Aggressive Allocation Fund, a series of the Registrant (the “Fund”), as filed in Post-Effective Amendment No. 8 of the Registrant on February 26, 2016 (Accession No. 0001193125-16-479957 (“Amendment No. 8”), and is being filed to amend and supplement Amendment No. 8.

The audited financial statements of the Fund for the annual period ended October 31, 2015 (as filed on January 8, 2016 (Accession No. 0001193125-16-424350)) contained in the Annual Report of the Registrant are incorporated herein by reference.

The Statement of Additional Information is hereby supplemented as follows:

Effective March 29, 2016, Mss. Sheri Morris, Kelli Gallegos and Tracy Sullivan have been appointed as President, Principal Executive Officer and Treasurer; Vice President, Principal Financial Officer and Assistant Treasurer; and Vice President, Chief Tax Officer and Assistant Treasurer, respectively, of the Fund. Mr. Philip Taylor and Ms. Karen Dunn Kelley have each been appointed Senior Vice President of the Fund.

The information below with respect to Mr. Philip Taylor and Mss. Sheri Morris and Karen Dunn Kelley replaces the current information in, and the information below with respect to Mss. Kelli Gallegos and Tracy Sullivan is added to, the table under “Appendix C – Trustees and Officers” in the Statement of Additional Information for each Fund.

“Name, Year of Birth and Position(s) Held with the Trust	Trustee and/or Officer Since	Principal Occupation(s) During Past 5 years	Number of Funds in Fund Complex Overseen by Trustee	Other Trusteeship(s)/ Directorship Held by Trustee/Director During Past 5 Years
Interested Trustees
Philip A. Taylor[2] – 1954 Trustee and Senior Vice President	2013

Head of North American Retail and Senior Managing Director, Invesco Ltd.; Director, Co-Chairman, Co-President and Co-Chief Executive Officer, Invesco Advisers, Inc. (formerly known as Invesco Institutional (N.A.), Inc.) (registered investment adviser); Director, Chairman, Chief Executive Officer and President, Invesco Management Group, Inc. (formerly known as Invesco Aim Management Group, Inc.) (financial services holding company); Director and Chairman, Invesco Investment Services, Inc. (formerly known as Invesco Aim Investment Services, Inc.) (registered transfer agent) Chief Executive Officer, Invesco Corporate Class Inc. (corporate mutual fund company) Director, Chairman and Chief Executive Officer, Invesco Canada Ltd. (formerly known as Invesco Trimark Ltd./Invesco Trimark Ltèe) (registered investment adviser and registered transfer agent); Trustee and Senior Vice President, The Invesco Funds; Director, Invesco Investment Advisers LLC (formerly known as Van Kampen Asset Management); Director, Chief Executive Officer and President, Van Kampen Exchange Corp.

Formerly: President and Principal Executive Officer, The Invesco Funds (other than AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust), Short-Term Investments Trust and Invesco Management Trust); Executive Vice President, The Invesco Funds (AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust), Short-Term Investments Trust and Invesco Management Trust only); Director and President, INVESCO Funds Group, Inc. (registered investment adviser and registered transfer agent); Director and Chairman, IVZ Distributors, Inc. (formerly known as INVESCO Distributors, Inc.) (registered broker dealer); Director, President and Chairman, Invesco Inc. (holding

			146	None

[2]	Mr. Taylor is considered an interested person (within the meaning of Section 2(a)(19) of the 1940 Act) of the Fund because he is an officer and a director of the Adviser.

company), Invesco Canada Holdings Inc. (holding company), Trimark Investments Ltd./Placements Trimark Ltèe and Invesco Financial Services Ltd/Services Financiers Invesco Ltèe; Chief Executive Officer, Invesco Canada Fund Inc (corporate mutual fund company); Director and Chairman, Van Kampen Investor Services Inc.; Director, Chief Executive Officer and President, 1371 Preferred Inc. (holding company) and Van Kampen Investments Inc.; Director and President, AIM GP Canada Inc. (general partner for limited partnerships) and Van Kampen Advisors, Inc.; Director and Chief Executive Officer, Invesco Trimark Dealer Inc. (registered broker dealer); Director, Invesco Distributors, Inc. (formerly known as Invesco Aim Distributors, Inc.) (registered broker dealer); Manager, Invesco PowerShares Capital Management LLC; Director, Chief Executive Officer and President, Invesco Advisers, Inc.; Director, Chairman, Chief Executive Officer and President, Invesco Aim Capital Management, Inc.; President, Invesco Trimark Dealer Inc. and Invesco Trimark Ltd./Invesco Trimark Ltèe; Director and President, AIM Trimark Corporate Class Inc. and AIM Trimark Canada Fund Inc.; Senior Managing Director, Invesco Holding Company Limited; Director and Chairman, Fund Management Company (former registered broker dealer); President and Principal Executive Officer, The Invesco Funds (AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust), and Short-Term Investments Trust only); President, AIM Trimark Global Fund Inc. and AIM Trimark Canada Fund Inc.

Officers
Name, Year of Birth and Position(s) Held with the Trust	Trustee and/or Officer Since	Principal Occupation(s) During Past Five Years	Number of Funds in Fund Complex Overseen by Trustee	Other Trusteeships(s)/ Directorships Held by Trustee/Director During Past 5 Years
Sheri Morris – 1964 President, Principal Executive Officer and Treasurer	2013

President, Principal Executive Officer and Treasurer, The Invesco Funds; Vice President, Invesco Advisers, Inc. (formerly known as Invesco Institutional (N.A.), Inc.) (registered investment adviser); and Vice President, PowerShares Exchange-Traded Fund Trust, PowerShares Exchange-Traded Fund Trust II, PowerShares India Exchange-Traded Fund Trust, PowerShares Actively Managed Exchange-Traded Fund Trust, and PowerShares Actively Managed Exchange-Traded Commodity Fund Trust

Formerly: Vice President and Principal Financial Officer, The Invesco Funds; Vice President, Invesco Aim Advisers, Inc., Invesco Aim Capital Management, Inc. and Invesco Aim Private Asset Management, Inc.; Assistant Vice President and Assistant Treasurer, The Invesco Funds and Assistant Vice President, Invesco Advisers, Inc., Invesco Aim Capital Management, Inc. and Invesco Aim Private Asset Management, Inc.; and Treasurer, PowerShares Exchange-Traded Fund Trust, PowerShares Exchange-

			N/A	N/A

		Traded Fund Trust II, PowerShares India Exchange-Traded Fund Trust and PowerShares Actively Managed Exchange-Traded Fund Trust
Karen Dunn Kelley – 1960 Senior Vice President	2013

Senior Managing Director, Investments, Invesco Ltd.; Director, Co-President, Co-Chief Executive Officer, and Co-Chairman, Invesco Advisers, Inc. (formerly known as Invesco Institutional (N.A.), Inc.) (registered investment adviser); Chairman and Director, Invesco Senior Secured Management, Inc.; Senior Vice President, Invesco Management Group, Inc. (formerly known as Invesco Aim Management Group, Inc.); Executive Vice President, Invesco Distributors, Inc. (formerly known as Invesco Aim Distributors, Inc.); Director, Invesco Mortgage Capital Inc. and Invesco Management Company Limited; Senior Vice President, The Invesco Funds

Formerly: Vice President, The Invesco Funds (other than AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust), Short-Term Investments Trust and Invesco Management Trust); and President and Principal Executive Officer, The Invesco Funds (AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust), Short-Term Investments Trust and Invesco Management Trust only); Director and President, INVESCO Asset Management (Bermuda) Ltd., Director, INVESCO Global Asset Management Limited and INVESCO Management S.A.; Senior Vice President, Van Kampen Investments Inc. and Invesco Advisers, Inc. (formerly known as Invesco Institutional (N.A.), Inc.) (registered investment adviser); Vice President, Invesco Advisers, Inc. (formerly known as Invesco Institutional (N.A.), Inc.); Director of Cash Management and Senior Vice President, Invesco Advisers, Inc. and Invesco Aim Capital Management, Inc.; Director and President, Fund Management Company; Chief Cash Management Officer, Director of Cash Management, Senior Vice President, and Managing Director, Invesco Aim Capital Management, Inc.; Director of Cash Management, Senior Vice President, and Vice President, Invesco Advisers, Inc. and The Invesco Funds (AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust), and Short-Term Investments Trust only)

			N/A	N/A

Kelli Gallegos – 1970 Vice President, Principal Financial Officer and Assistant Treasurer	2013

Vice President, Principal Financial Officer and Assistant Treasurer, The Invesco Funds; Assistant Treasurer, Invesco PowerShares Capital Management LLC, PowerShares Exchange-Traded Fund Trust, PowerShares Exchange-Traded Fund Trust II, PowerShares India Exchange-Traded Fund Trust, PowerShares Actively Managed Exchange-Traded Fund Trust, and PowerShares Actively Managed

Exchange-Traded Commodity Fund Trust

Formerly: Assistant Vice President, The Invesco Funds

		N/A	N/A
Tracy Sullivan – 1962 Vice President, Chief Tax Officer and Assistant Treasurer	2013

Vice President, Chief Tax Officer and Assistant Treasurer, The Invesco Funds; Assistant Treasurer, Invesco PowerShares Capital Management LLC, PowerShares Exchange-Traded Fund Trust, PowerShares Exchange-Traded Fund Trust II, PowerShares India Exchange-Traded Fund Trust, PowerShares Actively Managed Exchange-Traded Fund Trust, and PowerShares Actively Managed

Exchange-Traded Commodity Fund Trust

Formerly: Assistant Vice President, The Invesco Funds

		N/A	N/A”

PART C

OTHER INFORMATION

Item 28.			Exhibits

a	(1)	-	(a) Agreement and Declaration of Trust of Registrant, dated July 31, 2012. (1)

(b) Amendment No. 1 dated January 29, 2016, to the Agreement and Declaration of Trust of Registrant, dated July 31, 2012. (9)

	(2)	-	Certificate of Trust of Registrant, effective August 20, 2012. (1)

b		-	By-Laws of Registrant, adopted effective August 1, 2012. (1)

c		-	Articles II, VI, VII, VIII and IX of the Declaration of Trust and Articles IV, V and VI, of the By-Laws define rights of holders of shares.

d	(1)	-	Master Investment Advisory Agreement dated February 25, 2013 between Registrant and Invesco Advisers, Inc. (2)

	(2)	-	(a) Master Intergroup Sub-Advisory Contract for Mutual Funds dated February 25, 2013 between Invesco Advisers, Inc., on behalf of Registrant, and each of Invesco Asset Management Deutschland GmbH, Invesco Asset Management Ltd., Invesco Asset Management (Japan) Limited, Invesco Australia Limited, Invesco Hong Kong Limited, Invesco Senior Secured Management, Inc. and Invesco Canada Ltd. (3)

		-	(b)Termination Agreement dated January 16, 2015, between Invesco Advisers, Inc. and Invesco Australia Limited. (6)

	(3)	-	(a) Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (2)

		-	(b) Amendment No. 1 dated July 30, 2012, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (2)

		-	(c) Amendment No. 2 dated September 25, 2012, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (2)

		-	(d) Amendment No. 3 dated February 25, 2013, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (2)

		-	(e) Amendment No. 4 dated December 16, 2013, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (3)

		-	(f) Amendment No. 5 dated April 22, 2014, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)

		-	(g) Amendment No. 6 dated June 26, 2014, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)

		-	(h) Amendment No. 7 dated October 14, 2014, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (6)

		-	(i) Amendment No. 8 dated September 30, 2015, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (9)

		-	(j) Amendment No. 9 dated December 21, 2015, to the Sub-Advisory Contract - Invesco Advisers, Inc. and Invesco PowerShares Capital Management, LLC dated December 14, 2011. (9)

e		-	Omitted pursuant to General Instruction B.2 of Form N-1A.

f		-	Not applicable.

g		-	Amended and Restated Master Custodian Contract dated June 1, 2010 between Registrant and State Street Bank and Trust Company. (1)

h	(1)	-	Transfer Agency and Service Agreement dated February 25, 2013 between Registrant and Invesco Investment Services, Inc. (2)

	(2)		Master Administration Services Agreement dated February 25, 2013 between Registrant and Invesco Advisers, Inc. (2)

	(3)		Memorandum of Agreement dated December 2, 2015, regarding expense limitations between Registrant and Invesco Advisers, Inc. (9)

	(4)		Memorandum of Agreement dated December 2, 2015, regarding fee waivers between Registrant and Invesco Advisers, Inc. (9)

	(5)		Eighth Amended and Restated Memorandum of Agreement dated July 1, 2014, regarding securities lending between Registrant and Invesco Advisers, Inc. (6)

i		-	Omitted pursuant to General Instruction B.2 of Form N-1A.

j		-	Omitted pursuant to General Instruction B.2 of Form N-1A.

k		-	Omitted pursuant to General Instruction B.2 of Form N-1A.

l		-	Not applicable.

m		-	Not applicable.

n		-	Not applicable.

o		-	Not applicable.

p	(1)	-	Invesco Advisers, Inc. Code of Ethics, amended January 1, 2016, relating to Invesco Advisers, Inc. and any of its subsidiaries. (9)

p	(2)	-	Invesco UK Code of Ethics dated 2015, relating to Invesco Asset Management Limited. (9)

p	(3)	-	Invesco Ltd. Code of Conduct, dated October 2015, relating to Invesco Asset Management (Japan) Limited. (9)

p	(4)	-	Invesco Hong Kong Limited Code of Ethics dated January 6, 2016, relating to Invesco Hong Kong Limited. (9)

p	(5)	-	Invesco Ltd. Code of Conduct, dated October 2015, Policy No. D-6 Gifts and Entertainment, revised May 2015, and Policy No. D-7 Personal Trading Policy, revised January 2016, together the Code of Ethics relating to Invesco Canada Ltd. (9)

p	(6)	-	Invesco EMEA-EX UK Employees Code of Ethics dated October 1, 2015, relating to Invesco Asset Management Deutschland GmbH. (9)

p	(7)	-	Invesco Senior Secured Management Code of Ethics Policy revised June 1, 2015and Invesco Advisers, Inc. Code of Ethics, amended January 1, 2016. (9)

p	(8)	-	Invesco PowerShares Capital Management LLC Code of Ethics amended effective January 1, 2016. (9)

(1)	Incorporated herein by reference to Registrant’s Initial Registration Statement, filed on January 16, 2013.
(2)	Incorporated herein by reference to Amendment No. 1, filed on March 12, 2013.
(3)	Incorporated herein by reference to Amendment No. 2, filed on February 28, 2014.
(4)	Incorporated herein by reference to Amendment No. 3, filed on September 8, 2014.
(5)	Incorporated herein by reference to Amendment No. 4, filed on January 21, 2015.
(6)	Incorporated herein by reference to Amendment No. 5, filed on February 25, 2015.
(7)	Incorporated herein by reference to Amendment No. 6, filed on July 15, 2015.
(8)	Incorporated herein by reference to Amendment No. 7, filed on January 29, 2016.
(9)	Incorporated herein by reference to Amendment No. 8, filed on February 26, 2016.

Item 29.	Persons Controlled by or Under Common Control With the Fund

None.

Item 30.	Indemnification

Indemnification provisions for officers, trustees, and employees of the Registrant are set forth in Article VIII of the Registrant’s Agreement and Declaration of Trust and Article VIII of its Bylaws, and are hereby incorporated by reference. See Item 28(a) and (b) above. Under the Agreement and Declaration of Trust, effective as of July 31, 2012, (i) Trustees or officers, when acting in such capacity, shall not be personally liable for any act, omission or obligation of the Registrant or any Trustee or officer except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office with the Trust; (ii) every Trustee, officer, employee or agent of the Registrant shall be indemnified to the fullest extent permitted under the Delaware Statutory Trust act, the Registrant’s Bylaws and other applicable law; (iii) in case any shareholder or former shareholder of the Registrant shall be held to be personally liable solely by reason of his being or having been a shareholder of the Registrant or any portfolio or class and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable portfolio (or allocable to the applicable class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Registrant, on behalf of the affected portfolio (or class), shall upon request by the shareholder, assume the defense of any such claim made against the shareholder for any act or obligation of that portfolio (or class).

The Registrant and other investment companies and their respective officers and trustees are insured under a joint Mutual Fund Directors and Officers Liability Policy, issued by ICI Mutual Insurance Company and certain other domestic issuers, with a $80,000,000 limit of liability (plus an additional $20,000,000 limit that applies to independent directors/trustees only).

Section 16 of the Master Investment Advisory Agreement between the Registrant and Invesco Advisers, Inc. (“Invesco Advisers”) provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Invesco Advisers or any of its officers, directors or employees, that Invesco Advisers shall not be subject to liability to the Registrant or to any series of the Registrant, or to any shareholder of any series of the Registrant for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. Any liability of Invesco Advisers to any series of the Registrant shall not automatically impart liability on the part of Invesco Advisers to any other series of the Registrant. No series of the Registrant shall be liable for the obligations of any other series of the Registrant.

Section 10 of the Master Intergroup Sub-Advisory Contract for Mutual Funds (the Sub-Advisory Contract) between Invesco Advisers, on behalf of Registrant, and each of Invesco Asset Management Deutschland GmbH,

Invesco Asset Management Limited, Invesco Asset Management (Japan) Limited, Invesco Hong Kong Limited, Invesco Senior Secured Management, Inc., Invesco Canada Ltd. and the Sub-Advisory contract with Invesco PowerShares Capital Management LLC (each a Sub-Adviser, collectively the Sub-Advisers) provides that the Sub-Adviser shall not be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by any series of the Registrant or the Registrant in connection with the matters to which each Sub-Advisory Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance by the Sub-Adviser of its duties or from reckless disregard by the Sub-Adviser of its obligations and duties under each Sub-Advisory Contract.

Item 31.	Business and Other Connections of Investment Advisor

The only employment of a substantial nature of Invesco Adviser’s directors and officers is with the Advisers and its affiliated companies. For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and directors of Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Limited, Invesco Hong Kong Limited, Invesco Senior Secured Management, Inc. and Invesco Canada Ltd. (each a Sub-Adviser, collectively the Sub-Advisers) reference is made to Form ADV filed under the Investment Advisers Act of 1940 by each Sub-Adviser herein incorporated by reference. Reference is also made to the caption “Fund Management – The Advisers” in the Prospectus which comprises Part A of this Registration Statement, and to the caption “Investment Advisory and Other Services” of the Statement of Additional Information which comprises Part B of this Registration Statement.

Item 32.	Principal Underwriters

Not applicable.

Item 33.	Location of Accounts and Records

Invesco Advisers, Inc., 1555 Peachtree Street, N.E., Atlanta, GA 30309, will maintain physical possession of each such account, book or other document of the Registrant at the Registrant’s principal executive offices, 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173, except for those maintained at its Atlanta offices at the address listed above or at its Louisville, Kentucky offices, 400 West Market Street, Suite 3300, Louisville, KY 40202 and except for those relating to certain transactions in portfolio securities that are maintained by the Registrant’s Custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, and the Registrant’s Transfer Agent and Dividend Paying Agent, Invesco Investment Services, Inc., 219078, Kansas City, MO 64121-9078.

Records may also be maintained at the offices of:

Invesco Asset Management Deutschland GmbH

An der Welle 5

1st Floor

Frankfurt, Germany 60322

Invesco Asset Management Ltd.

Perpetual Park

Perpetual Park Drive

Henley-on-Thames

Oxfordshire

RG9 1HH

United Kingdom

Invesco Asset Management (Japan) Limited

Roppongi Hills Mori Tower 14F

6-10-1 Roppongi,

Minato-ku, Tokyo 106-6114

Invesco Hong Kong Limited

41/F, Citibank Tower

3 Garden Road, Central

Hong Kong

Invesco Senior Secured Management, Inc.

1166 Avenue of the Americas

New York, NY 10036

Invesco Canada Ltd.

5140 Yonge Street

Suite 800

Toronto, Ontario

Canada M2N 6X7

Invesco PowerShares Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

Item 34.	Management Services.

Not applicable.

Item 35.	Undertakings

Invesco Cayman Commodity Fund VI Ltd. undertakes that it will maintain a set of its books and records at an office located within the U.S., and the SEC and its staff will have access to the books and records consistent with the requirements of Section 31 of the 1940 Act and the rules thereunder.

Invesco Cayman Commodity Fund VI Ltd. undertakes that it will designate an agent in the United States for service of process in any suit, action or proceeding before the SEC or any appropriate court and that it will consent to the jurisdiction of the United States courts and the SEC over it.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in Houston, Texas on the 1st day of April, 2016.

INVESCO SECURITIES TRUST

By:	/s/ Sheri Morris
Sheri Morris
President